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                              TransAlta Corporation

                                U.S.$300,000,000

                          6.750% Senior Notes Due 2012

                             Underwriting Agreement

                                                              New York, New York
                                                                   June 20, 2002

Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
    388 Greenwich Street
    New York, New York 10013

Ladies and Gentlemen:

     TransAlta Corporation, a corporation organized under the laws of Canada (the "Company"), proposes to sell to the several underwriters named in
Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, U.S.$300,000,000 principal amount of its 6.750% Senior Notes due 2012 (the "Securities"), to be issued under an indenture (the "Indenture") to be dated as of June 25, 2002, between the Company and The Bank of New York, as trustee (the "Trustee"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

     The Company has prepared and filed a preliminary short form base shelf prospectus, dated May 6, 2002, and a final short form base shelf prospectus, dated May 14, 2002, in respect of the Securities with the Alberta Securities Commission (the "Reviewing Authority"), and has been issued a preliminary receipt by the Reviewing Authority for such preliminary short form base shelf prospectus and a final receipt by the Reviewing Authority for such final short form base shelf prospectus (hereinafter called

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the "Canadian Shelf Prospectus"). The Reviewing Authority is the principal regulator regulating the offering of the Securities. The term "Canadian Basic Prospectus" means the Canadian Shelf Prospectus at the time the Reviewing Authority issued a final receipt with respect thereto in accordance with the rules and procedures established under the securities laws, rules, regulations and published policy statements applicable in the Province of Alberta and the federal laws of Canada applicable therein (the "Alberta Securities Laws"), including National Instrument 44-101 Short Form Prospectus Distributions
("NI 44-101") and Companion Policy 44-101CP and National Instrument 44-102 Shelf Distributions and Companion Policy 44-102CP (collectively, the "Shelf Procedures"). The term "Canadian Prospectus" means the prospectus supplement relating to the offering of the Securities first filed with the Reviewing Authority following the execution of this Agreement, together with the Canadian Basic Prospectus, including all documents incorporated therein by reference.

     The Company has also filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-10 (File No. 333-87762) providing for the registration of common shares, first preferred shares, debt securities and warrants, including the Securities, under the United States Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations of the Commission thereunder (the "1933 Act Regulations"). Such registration statement, as amended, which includes the Canadian Basic Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) in the form heretofore delivered or to be delivered to the Underwriters, including exhibits to such registration statement and all documents incorporated by reference in the prospectus contained therein, has become effective pursuant to Rule 467 under the 1933 Act. Such registration statement, as amended, including any exhibits and all documents incorporated therein by reference, as of the time it became effective, and in the event of any post-effective amendments filed prior to the execution of this Agreement, as of the date of the effectiveness of such amendment, is referred to herein as the "Registration Statement". The Canadian Basic Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) included in the Registration Statement shall be referred to herein as the "U.S. Basic Prospectus," and the U.S. Basic Prospectus, once it is filed together with the prospectus supplement relating to the offering of the Securities first filed with the Commission pursuant to General Instruction II.L. of Form F-10 following the execution of this Underwriting Agreement, including all documents incorporated therein by reference as of the date of this Underwriting Agreement, is referred to herein as the "U.S. Prospectus". A "preliminary prospectus" shall be deemed to refer to any prospectus which describes the Securities and the offering thereof and is used by the Underwriters prior to filing of the U.S. Prospectus or the Canadian Prospectus.

     The Company has prepared and filed with the Commission an appointment of agent for service of process upon the Company on Form F-X in

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conjunction with the filing of the Registration Statement (the "Form F-X"). The
Company has also caused the Trustee to prepare and file with the Commission a Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the "1939 Act") on Form T-1 (the "Form T-1").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus or any preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference therein as of the date of such Registration Statement, U.S. Prospectus, Canadian Prospectus or any preliminary prospectus, as the case may be. Any reference herein to the Registration Statement or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 4 of Form F-10 which were filed under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement and any reference to the Canadian Basic Prospectus or the Canadian Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Alberta Securities Laws on or before the issue date of the Canadian Basic Prospectus or the Canadian Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Canadian Basic Prospectus, any preliminary prospectus, the Canadian Prospectus or the U.S. Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act or Alberta Securities Laws, as applicable, after the Effective Date of the Registration Statement or the issue date of the Canadian Basic Prospectus, any preliminary prospectus, the Canadian Prospectus or the U.S. Prospectus, as the case may be. Certain terms used herein are defined in Section 17 hereof.

     1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

     (a) The Company meets the general eligibility requirements for use of Form F-10 under the 1933 Act and is eligible to use the Shelf Procedures. A receipt has been obtained from the Reviewing Authority in respect of the Canadian Basic Prospectus and no order suspending the distribution of the Securities has been issued by the Reviewing Authority or any court and no proceedings for that purpose are pending or, to the knowledge of the Company, are contemplated by the Reviewing Authority, and any request on the part of the Reviewing Authority for additional information in relation to the Canadian Basic Prospectus has been complied with. The Registration Statement, in the form delivered to the Representatives, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the

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Commission for additional information in relation to the Registration Statement has been complied with.

     (b) (A) At its date and on the Closing Date (as defined herein), each of the Canadian Basic Prospectus and the Canadian Prospectus complied or will comply with Alberta Securities Laws as interpreted and applied by the Reviewing Authority (including the Shelf Procedures); (B) at the respective times the Registration Statement and any post-effective amendment thereto became effective, the U.S. Basic Prospectus conformed to the Canadian Basic Prospectus, and at its date and at the Closing Date, the U.S. Prospectus will conform to the Canadian Prospectus, except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission; (C) at the respective times the Registration Statement and any post-effective amendment thereto became effective, the Registration Statement and any amendments or supplements thereto complied and, at the Closing Date, will comply with the requirements of the 1933 Act and the 1933 Act Regulations and the applicable requirements of the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"); (D) the Registration Statement, when it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor will any amendment or supplement thereto, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (E) the U.S. Prospectus, as of its date and as of the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (F) at its date and at the Closing Date, the Canadian Prospectus and any amendment or supplement thereto will constitute full, true and plain disclosure of all material facts relating to the Securities, as interpreted under Alberta Securities Laws, except that the representations and warranties contained in clauses (D), (E) and (F) above do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement, the Canadian Basic Prospectus, the U.S. Basic Prospectus, the Canadian Prospectus or the U.S. Prospectus, or to the Form T-1 of the Trustee.

     (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus, at the time they were or at the time they are hereafter filed with the Commission or the Reviewing Authority complied and will comply in all material respects with the requirements of Alberta Securities Laws and the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable.

     (d) The Canadian Basic Prospectus, Canadian Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the

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electronically transmitted copies thereof filed with the Reviewing Authority in electronic format on the System for Electronic Document Analysis and Retrieval ("SEDAR"), except to the extent permitted by Alberta Securities Laws. The Registration Statement, U.S. Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), except to the extent permitted by Regulation S-T.

     (e) The Company has been duly incorporated and is valid and subsisting as a corporation under the laws of Canada with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Canadian Prospectus and the U.S. Prospectus, and is duly registered to do business as an extra-provincial corporation or a foreign corporation and is in good standing under the laws of each such jurisdiction which requires such registration, except where the failure to be so registered or in good standing would not singly, or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business ("Material Adverse Effect").

     (f) TransAlta Utilities Corporation and TransAlta Energy Corporation (the "Material Subsidiaries") are the only subsidiaries of the Company that are "significant subsidiaries" of the Company, as such term is defined in Rule 1-02 of Regulation S-X under the 1933 Act. Each Material Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Canadian Prospectus and the U.S. Prospectus, and is duly qualified or registered to do business as an extra-jurisdictional corporation or a foreign corporation and, to the best of the Company's knowledge, is in good standing under the laws of each jurisdiction which requires such qualification or registration, except where the failure to be so registered or in good standing would not singly, or in the aggregate, be reasonably expected to have a Material Adverse Effect.

     (g) The Company has an authorized capitalization as set forth in the Canadian Prospectus and the U.S. Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all the outstanding shares of capital stock, or other ownership interests, of each Material Subsidiary of the Company (the term "subsidiary" as used hereinafter includes partnerships and other equity interests unless otherwise indicated) have been duly and validly authorized and issued and are fully paid and nonassessable, as applicable, and, except (i) as otherwise set forth in the Canadian Prospectus and the U.S. Prospectus; (ii) for the security interest arising pursuant to the trust indenture dated May 1, 1970 between TransAlta Utilities Corporation and CIBC Mellon Trust Company, as

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amended and supplemented (the "TAU Indenture"); and (iii) for security interests, claims, liens or encumbrances which would not reasonably be expected to have a Material Adverse Effect, all outstanding shares of capital stock, or other ownership interests, of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (h) There is no contract, agreement or other document of a character required to be described in the Registration Statement, Canadian Prospectus or U.S. Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Canadian Prospectus and the U.S. Prospectus under the headings "Certain Income Tax Considerations", "Description of Notes", "Description of Share Capital", "Description of Warrants" and "Description of Debt Securities" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings.

     (i) The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.

     (j) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company other than an upgrade of any rating of the Company or any securities of the Company.

     (k) Since the respective dates as of which information is given in the U.S. Prospectus and the Canadian Prospectus other than as set forth in the U.S. Prospectus and the Canadian Prospectus, (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole,
(ii) there has not been any material adverse change or any development involving a prospective material adverse change in the share capital or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, which liabilities or obligations in the aggregate would be reasonably expected to have a Material Adverse Effect.

     (l) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Canadian

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Prospectus and the U.S. Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

     (m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Alberta Securities Laws, the Canada Business Corporations Act, and the 1939 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Canadian Prospectus and the U.S. Prospectus.

     (n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Material Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Material Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except with respect to (ii) and (iii) above for such conflicts, breaches, violations or impositions which would not reasonably be expected to have a Material Adverse Effect.

     (o) The consolidated historical financial statements and schedules of the Company included in the Canadian Prospectus, the U.S. Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Alberta Securities Laws and the 1933 Act and have been prepared in conformity with Canadian generally accepted accounting principles and have been reconciled to U.S. generally accepted accounting principles in accordance with the provisions of Item 18 of Form 20-F under the Exchange Act, and in each case applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth in the Canadian Prospectus, the U.S. Prospectus and Registration Statement fairly present, on the basis stated in the Canadian Prospectus, the U.S. Prospectus and the Registration Statement, the information included therein.

     (p) Except as set forth in or contemplated in the Canadian Prospectus or the U.S. Prospectus, no action, suit or proceeding by or before any court or governmental

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agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that would be required to be disclosed in the Canadian Prospectus or U.S. Prospectus if Item 103 of Regulation S-K under the 1933 Act was applicable.

     (q) Except as set forth in or contemplated in the Canadian Prospectus or the U.S. Prospectus, neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws or other constating documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, which violation or default would, in the case of clauses (i), (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (if any), have a Material Adverse Effect.

     (r) Ernst & Young LLP, Chartered Accountants, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included and incorporated by reference in the Canadian Prospectus and the U.S. Prospectus, are independent chartered accountants with respect to the Company within the meaning of the 1933 Act and the applicable published rules and regulations thereunder.

     (s) Except as set forth in or contemplated in the Canadian Prospectus or the U.S. Prospectus, the Company and each of its Material Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for, except where such refusal would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has received written notice of non-renewal of any material policy of the Company or any subsidiary except in those situations where the Company believes it will be able to obtain similar coverage from similar insurers at market rates.

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     (t) Except as set forth in or contemplated in the Canadian Prospectus or the U.S. Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, provincial, state, municipal or local regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any such license, certificate, permit and other authorization would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor any Material Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

     (u) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except where the failure to maintain such a system would not reasonably be expected to have a Material Adverse Effect.

     (v) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Alberta Securities Laws or the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (w) Except as set forth in or contemplated in the Canadian Prospectus or the U.S. Prospectus, the Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, provincial, state, municipal and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability, as applicable, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Canadian Prospectus or U.S. Prospectus, neither the Company nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental

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Response, Compensation, and Liability Act of 1980, as amended, or under any similar Canadian legislation, except where the realization of any potential liability as such a "potentially responsible party" would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (x) The Securities have been duly authorized, and, when the Securities are issued, duly authenticated by the Trustee and delivered pursuant to this Agreement, upon payment for the Securities by the Representatives to the Company, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture, which is substantially in the form filed as an exhibit to the Registration Statement, has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company and when validly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee) will constitute a valid and legally binding instrument, and enforceable against the Company in accordance with its terms, except as the enforceability of the Securities may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and to the provisions of the Currency Act (Canada) or to the usury provisions of the Criminal Code (Canada); no registration, filing or recording of the Indenture under the laws of Canada or the Province of Alberta is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder; and the Indenture conforms, and the Securities will conform in all material respects to the descriptions thereof contained in the Canadian Prospectus and the U.S. Prospectus with respect to such Securities. The form of Indenture filed as an exhibit to the Registration Statement conforms in all material respects to the requirements of the 1939 Act and the 1939 Regulations and the executed Indenture will be substantially the same as the form of Indenture.

     (y) The Company and the Material Subsidiaries have good and marketable title to all real property and good title to all personal property owned by them which is material to the business of the Company and the Material Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except
(i) such as are described in the U.S. Prospectus and the Canadian Prospectus or
(ii) such as are not material in amount or do not in the aggregate materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the U.S. Prospectus and the Canadian Prospectus, and in all such cases except where the failure to have such title or hold such leases would not be reasonably expected, singly or in the aggregate, to have a Material Adverse Effect.

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     (z) Based upon applicable laws in force on the date hereof, all interest and other distributions on the Securities received by a holder thereof not resident in Canada under the Income Tax Act (Canada) (the "Tax Act") who
(a) deals at arm's length, within the meaning of the Tax Act, with the Company;
(b) does not hold the Securities in connection with a business carried on in Canada; and (c) does not carry on an insurance business, will not be subject to withholding or other taxes under the laws and regulations of Canada and are otherwise free and clear of any other tax, withholding or deduction in Canada without the necessity of obtaining any Governmental Authorization in Canada.

     (aa) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters, and for the benefit of the Underwriters, in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.005% of the principal amount thereof, plus accrued interest, if any, on the Securities from June 25, 2002, to the Closing Date, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule I hereto.

     3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on June 25, 2002, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in
Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company.

     4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Canadian Prospectus and U.S. Prospectus.

     The Underwriters acknowledge that the Securities may not be, directly or indirectly, offered, sold or delivered in Canada or to residents of Canada.

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     5. AGREEMENTS. The Company agrees with the several Underwriters that:

     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement, the Canadian Basic Prospectus, the U.S. Basic Prospectus, the Canadian Prospectus or the U.S. Prospectus, or any amended Canadian Basic Prospectus, U.S. Basic Prospectus, Canadian Prospectus or U.S. Prospectus unless the Company has furnished the Representatives a copy for the Representatives' review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will prepare the Canadian Prospectus and the U.S. Prospectus in relation to the applicable Securities in a form approved by the Representatives and shall file (i) such Canadian Prospectus with the Reviewing Authority in accordance with the Shelf Procedures and (ii) such U.S. Prospectus with the Commission pursuant to General Instruction II.L. of Form F-10 not later than the Commission's close of business on the business day following the date of the filing thereof with the Reviewing Authority. The Company will promptly file all reports required to be filed by it with the Reviewing Authority pursuant to Alberta Securities Law and the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities. During such same period, the Company will advise the Representatives, promptly after it receives notice thereof, (1) of the time when any amendment to the Canadian Prospectus has been filed or receipted, (2) when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Canadian Basic Prospectus or any amended Canadian Prospectus or U.S. Prospectus has been filed with the Reviewing Authority or the Commission, (3) of the issuance by the Reviewing Authority or the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, (4) of the suspension of the qualification of such Securities for offering or sale in any jurisdiction,
(5) of the initiation or threatening of any proceeding for any such purpose, or
(6) of any request by the Reviewing Authority or the Commission for the amending or supplementing of the Registration Statement, the Canadian Prospectus or the U.S. Prospectus or for additional information relating to the Securities. The Company will use commercially reasonable best efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use commercially reasonable best efforts to obtain as soon as possible the withdrawal of such order.

     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Canadian Prospectus or the U.S. Prospectus, each as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not

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                                                                              13


misleading or if it shall be necessary to amend the Registration Statement or supplement the Canadian Final Prospectus or the U.S. Final Prospectus to comply with Alberta Securities Laws, the 1933 Act or the Exchange Act, or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) within a reasonable amount of time prepare and file with the Reviewing Authority and the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and
(3) thereafter supply any supplemented Canadian Prospectus and U.S.
Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

     (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

     (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge and as soon as practicable on the Business Day following the date hereof, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of each of the Canadian Basic Prospectus, U.S. Basic Prospectus, Canadian Prospectus and U.S. Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the customary and reasonable expenses in connection with printing or other production of all documents relating to the offering.

     (e) The Company will arrange for the qualification of the Securities for sale under the laws of the states of the United States and the laws of such other jurisdictions as the Representatives, after consultation with and approval from the Company, may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., if any, in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business or to become subject to taxation in any jurisdiction where it is not now so qualified or so subject or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.

     (f) The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any

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                                                                              14


person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until after the Closing Date.

     (g) The Company will furnish to the Trustee of the Securities reports and other information in accordance with the requirements specified in Section 7.5 of the Indenture.

     (h) The Company will use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified under the caption "Use of Proceeds" in the Canadian Prospectus and U.S. Prospectus in relation to the Securities.

     (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Form F-X, each of the Canadian Basic Prospectus, the U.S. Basic Prospectus, the Canadian Prospectus and the U.S. Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each of the Canadian Basic Prospectus, the U.S. Basic Prospectus, the Canadian Prospectus and the U.S. Prospectus, and each amendment or supplement to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the reproduction and delivery of this Agreement, the Indenture, any blue sky memorandum and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives (other than the Representatives) in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the

Indenture and the Securities; (x) any fees charged by securities rating services for rating the Securities; and (xi) all other costs and expenses of the Company and its representatives incident to the performance by the Company of its obligations hereunder.

     (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Alberta Securities Laws or the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale by the Underwriters of the Securities.

     (k) The Company will take all reasonable steps to ascertain promptly whether the form of Canadian Prospectus was received for filing by the Reviewing Authority and whether the form of U.S. Prospectus transmitted for filing pursuant to General Instruction II.L. of Form F-10 was received for filing by the Commission and, in the event that any such prospectuses were not received for filing, it will promptly file any such prospectus not then received for filing.

     (l) The Company shall furnish, upon request, to each Underwriter, copies of all reports filed with the Commission on Forms 40-F, 20-F and 6-K, as applicable, or such similar forms as may be designated by the Commission, annual information forms, management proxy circulars and such other documents as shall be furnished by the Company to its shareholders generally (collectively, the "Filings"), except for all such Filings filed by the Company with the Reviewing Authority in electronic format on SEDAR and by the Company with the SEC in electronic format on EDGAR.

     6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) (i) The Canadian Prospectus shall have been filed with the Reviewing Authority under the Shelf Procedures and (ii) the U.S. Prospectus shall have been filed with the Commission pursuant to General Instruction II.L. of Form F-10 under the 1933 Act, in each case, within the applicable time period prescribed for such filing and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no order preventing or suspending the use of any prospectus relating to the Securities shall have been issued and no proceeding for any such purpose shall have been initiated or threatened by the Commission or the Reviewing Authority.

     (b) The Company shall have requested and caused Latham & Watkins, United States counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, which opinion may be based upon normal assumptions and be subject to such conditions as shall be reasonable under the circumstances, in the form of Exhibit A hereto.

     (c) The Company shall have requested and caused McCarthy Tetrault LLP, Canadian counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, which opinion may be based upon normal assumptions and be subject to such conditions as shall be reasonable under the circumstances, in the form of Exhibit B hereto.

     (d) The Representatives shall have received from Shearman & Sterling, United States counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the U.S. Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the two senior officers (one executive and one financial) of the Company acceptable to the Representatives, acting reasonably (on behalf of the Company and not in a personal capacity), dated the Closing Date, to the effect that:

          (i) the signers of such certificate have carefully examined the Registration Statement, the Canadian Basic Prospectus, the U.S. Basic Prospectus, the Canadian Prospectus and the U.S. Prospectus, any supplements to the Canadian Prospectus and the U.S. Prospectus and this Agreement;

          (ii) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (iii) no stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Securities has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened by the Reviewing Authority or the Commission; and

          (iv) since the date of the most recent financial statements included or incorporated by reference in the Canadian Prospectus and the U.S. Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Canadian Prospectus and the U.S. Prospectus.

     (f) A receipt shall have been obtained from the Reviewing Authority in respect of the Canadian Basic Prospectus and the Canadian Prospectus shall have been filed with the Reviewing Authority as promptly as practicable after the date hereof and, in any event, with the time period prescribed under the Shelf Procedures. No order having the effect of ceasing or suspending the distribution of or the trading in the securities of the Company shall have been issued by the Reviewing Authority or any stock exchange and no proceedings for that purpose shall have been issued by the Reviewing Authority or any stock exchange and any request for additional information shall have been complied with.

     (g) The Registration Statement shall have become effective under the 1933 Act prior to the Execution Time or at such later time or on such later date as the Representatives shall have agreed to in writing. The U.S. Prospectus shall have been filed in the manner and within the time period required by General Instruction II.L. of Form F-10; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted by the Commission and any request for additional information shall have been complied with.

     (h) Ernst & Young LLP, Chartered Accountants, the independent chartered accountants of the Company, shall have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus.

     (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Canadian Prospectus and the U.S. Prospectus, there shall not have been (i) any change specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Canadian Prospectus and the U.S. Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement and the Canadian Prospectus and the U.S. Prospectus.

     (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (k) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins, United States counsel for the Company, at 885 Third Avenue, New York, New York 10022-4802, on the Closing Date.

     7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any preliminary prospectus, the Canadian Basic Prospectus, U.S. Basic Prospectus, Canadian Prospectus or U.S. Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, if a copy of the U.S. Prospectus or Canadian Prospectus was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of such Securities to such person and that the U.S. Prospectus or the Canadian Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the Canadian Prospectus, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party and to assume the defense thereof in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the

Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by each Underwriter shall be deemed to be equal to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth on the cover page of the Canadian Prospectus and the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the 1933 Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Canadian Prospectus and the U.S. Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's securities shall have been suspended by the Commission, the Reviewing Authority, or the Toronto Stock Exchange or the New York Stock Exchange, or trading in securities generally on the Toronto Stock Exchange or the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by U.S. Federal, New York State or Canadian Federal authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Canada of a national emergency or war, or other calamity or crisis the effect of which on U.S. and Canadian financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Canadian Prospectus and the U.S. Prospectus.

     11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.:
(212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to TransAlta Corporation (403) 267-4764 and confirmed to it at 110-12th Avenue S.W., Calgary, Alberta, TOP 2M1 Canada, attention Marvin Waiand, Vice-President Finance and Treasurer, with a copy to Latham & Watkins, Attention: Robert A. Zuccaro,
885 Third Avenue, New York, New York 10022.

     13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

     17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Calgary, Canada.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Governmental Agency" shall mean any court or governmental agency or body or any arbitrator of any kind having jurisdiction over the Company or any of its subsidiaries or any of their properties.

          "Governmental Authorization" shall mean any consent, approval, authorization, order, permit, license, filing, registration, clearance or qualification of, or with any statute, order, rule or regulation of any Governmental Agency.

          "New York Court" shall mean any Federal or New York State court in The City of New York.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "subsidiary" of any Person means, on any date, any corporation or other Person of which voting shares or other interests carrying more than 50% of the voting rights attached to all outstanding voting shares or other interests are owned, directly or indirectly, by or for such Person or one or more subsidiaries thereof.

     18. SUBMISSION TO JURISDICTION; AGENT FOR SERVICE; WAIVER OF IMMUNITIES. The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated thereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and
(iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated thereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter. The Company submits to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be in full force and effect so long as any of the Securities shall be outstanding. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process, in any manner permitted by applicable law, upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

     The provisions of this Section 18 shall survive any termination of this Agreement, in whole or in part.

     19. JUDGMENT CURRENCY. The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                         Very truly yours,

                                         TransAlta Corporation


                                         By: /s/ MARVIN WAIAND
                                             -----------------------------------
                                             Name:  Marvin Waiand
                                             Title: Vice President and Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated

By: Salomon Smith Barney Inc.

By: /s/ J. ROBERT LOGAN
    -----------------------------------
    Name:  J. Robert Logan
    Title: Director

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                                                                         Principal Amount
                                                                         of Securities to
         UNDERWRITERS                                                       be Purchased
         ------------                                                    ----------------
Salomon Smith Barney Inc...........................................      U.S.$105,000,000
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated..................................................           105,000,000
Credit Suisse First Boston Corporation.............................            22,500,000
UBS Warburg LLC....................................................            22,500,000
CIBC World Markets Corp. ..........................................            15,000,000
RBC Dominion Securities Corporation................................            15,000,000
Scotia Capital (USA) Inc. .........................................            15,000,000
                                                                         ----------------
         Total.....................................................      U.S.$300,000,000
                                                                         ================

                                    EXHIBIT A
                        Form of Latham & Watkins Opinion

1. The Indenture is the legally valid and binding agreement of the Company enforceable against it in accordance with its terms.

2. The Notes, when duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Underwriting Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. Each of the Underwriting Agreement, the Indenture and the Notes has been delivered by the Company, to the extent delivery thereof is governed by the laws of the State of New York.

4. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

5. The Notes and Indenture conform in all material respects to the descriptions thereof in the Prospectus under the caption "Description of Notes," in each case insofar as such descriptions are summaries of legal matters.

6. The execution and delivery of the Underwriting Agreement and the Indenture and the issuance and sale of the Notes by the Company pursuant to the Underwriting Agreement on the date hereof do not (a) violate any U.S. federal or New York State statute, rule or regulation; (b) require any consents, approvals, authorizations, registrations, declarations or filings by the Company under any U.S. federal or New York State statute, rule or regulation, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of the Notes by the Underwriters; or (c) violate any U.S. federal or New York State court or administrative orders, writs, judgments or decrees specifically directed to the Company that were identified to us by an officer of the Company as material to the Company.

7. The Registration Statement has become effective under the Act and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Prospectus and the Prospectus Supplement pursuant to General Instruction II. L. of Form F-10 has been made in accordance with General Instruction II. L. of Form F-10.

8. The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form F-10 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules, other financial data or the Form T-1 included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus; and the Form F-X filed with the Registration Statement, as of its date, complied as to form in all material respects with the requirements for an appointment of agent for service of process and undertaking on Form F-X under the Act and the rules and regulations of the Commission thereunder. In passing upon the compliance as to form of the Registration Statement, the Prospectus and the Form F-X, we have assumed that the statements made therein are correct and complete.

9. The Company is not, and after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

10. Pursuant to Section 18 of the Underwriting Agreement and Section 1.13 of the Indenture, the Company has validly (a) submitted to the personal jurisdiction of any New York State or U.S. federal court located in the City of New York in connection with any suit or proceeding arising out of or related to the Notes, the Underwriting Agreement or the Indenture, (b) to the fullest extent permitted by law, waived any objection to the venue of a proceeding in any such court and (c) appointed CT Corporation as its initial authorized agent for the purpose described in Section 18 of the Underwriting Agreement and
Section 1.13 of the Indenture.

11. Service of process in the manner described in Section 18 of the Underwriting Agreement and Section 1.13 of the Indenture will be effective to confer valid personal jurisdiction over the Company in connection with an action or proceeding arising out of or related to the Underwriting Agreement or Indenture, as the case may be, in any such court.

12. The statements in the Prospectus under the caption "Certain Income Tax Considerations - Certain U.S. Federal Income Tax Considerations," insofar as they purport to describe or summarize certain provisions of the statutes, regulations, or other matters of U.S. federal law referred to therein, are accurate descriptions or summaries in all material respects.

                                    EXHIBIT B
                      Form of McCarthy Tetrault LLP Opinion

1. The Company and its Material Subsidiaries have been duly incorporated and are validly subsisting corporations under the CANADA BUSINESS CORPORATIONS ACT, with full corporate power and capacity to own or lease, as the case may be, and to operate their respective properties and conduct their respective businesses as described in the Canadian Prospectus and the U.S. Prospectus.


2. Each of the Company, Energy and Utilities is duly qualified as an extra-provincial corporation or otherwise appropriately registered to transact business in the following jurisdictions:

     (a)  the Corporation - the Province of Alberta;

     (b)  Energy - the Provinces of Alberta, Saskatchewan and Ontario; and

     (c)  Utilities - the Province of Alberta.

3. The Company's authorized share capitalization is as set forth in the Canadian Prospectus and the U.S. Prospectus, and the Securities and the Indenture conform in all material respects to the description thereof contained in the Canadian Prospectus and the U.S. Prospectus.

4.   The Company has (*) common shares issued and outstanding.

5. Each of the Underwriting Agreement, the Indenture and the Securities have been duly authorized and, to the extent that execution and delivery are governed by the laws of the Province of Alberta, executed and delivered by the Company.

6. The Company has all requisite corporate power and capacity to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture and the Securities.

7. The form of definitive global security representing the Securities has been duly approved and adopted by the Company and complies with the provisions of the CANADA BUSINESS CORPORATIONS ACT.

8. Neither the execution and delivery of the Underwriting Agreement, the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated in the Underwriting Agreement nor the fulfilment of the terms of the Underwriting Agreement will conflict with, result in a breach or violation of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to:

     (a)  the articles or by-laws of the Company;

     (b) to the best of our knowledge, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, credit agreement or other agreement to which the Company is a party or is bound or to which its property is subject;

     (c) any statute, law, rule or regulation of the Province of Alberta or the federal laws of Canada applicable therein; or

     (d) to the best of our knowledge, any judgment, order or decree of any Alberta or federal Canadian court, regulatory body or governmental agency having jurisdiction over the Company or its Material Subsidiaries or their respective properties;

     except for those conflicts, breaches, violations, defaults, liens, charges or encumbrances related to the opinion set forth in sections 8(b) or (d) which would not reasonably be expected to have a Material Adverse Effect.

9. A receipt for the Canadian Basic Prospectus has been obtained from the Reviewing Authority and the Reviewing Authority has not revoked such receipt and no other consent, approval, authorization, permit, license or filing with or order of any Alberta or Canadian federal court or governmental agency is required in connection with the transactions contemplated by the Underwriting Agreement, except those that have been obtained or filings that will be made on or after the date hereof in compliance with Alberta Securities Laws.

10. Except as described in the Canadian Prospectus and the U.S. Prospectus, there are no legal or governmental proceedings pending in respect of which McCarthy Tetrault LLP has been retained to which the Company or either of its Material Subsidiaries are a party or of which any property of the Company or either of its Material Subsidiaries is the subject which are of a character required by Alberta Securities Laws to be described or referred to in the Canadian Prospectus or the U.S. Prospectus, and McCarthy Tetrault LLP has not been retained in respect of such proceedings which have been threatened or contemplated by any Governmental Agency or threatened by others and which are so required to be described or referred to in the Canadian Prospectus or the U.S. Prospectus.

11. Subject to the limitations and qualifications set out therein, the summary under the heading "Certain Income Tax Considerations - Certain Canadian Federal Income Tax Considerations" in the Canadian Prospectus and the U.S. Prospectus, is an accurate summary of the principal Canadian federal income tax considerations applicable to an initial purchaser of the Securities who is described therein.

12. The information in the first paragraph under the heading "Part II - Indemnification" in the Registration Statement is an accurate summary in all material respects of the matters referred to therein.

13. The documents incorporated by reference in the Canadian Prospectus (other than the financial statements and other financial data included or incorporated or deemed to be incorporated therein, as to which we express no opinion) when they were filed with the Reviewing Authority, appear on their face to be appropriately responsive in all material respects to the requirements of Alberta Securities Laws.

14. The Canadian Prospectus (other than the financial statements and other financial information included or incorporated by reference therein), as of its issue date, appears on its face to be appropriately responsive in all material respects with the applicable requirements of Alberta Securities Laws, including the Shelf Procedures.

15. The Company is a "reporting issuer" under Alberta Securities Laws and is not on the list of defaulting issuers maintained by the Reviewing Authority.

16. The Company is eligible to file a base shelf prospectus (as defined in the Shelf Procedures) with the Reviewing Authority and to use the Shelf Procedures in respect of the offering and sale of the Securities.

17. No order having the effect of ceasing or suspending the distribution of the Securities has been issued by the Reviewing Authority and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or contemplated.

18. The execution and the filing of the Registration Statement with the Commission and the filing of the Canadian Prospectus with the Reviewing Authority, have in each case been duly authorized by and on behalf of the Company, and the Canadian Basic Prospectus has been duly executed by the Company.

19. A court of competent jurisdiction in the Province of Alberta (a "Canadian Court") would give effect to the choice of the law of the State of New York ("New York Law") as the proper law governing the Underwriting Agreement, the Indenture and the Securities, provided that such choice of law is BONA FIDE (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of New York Law is not contrary to public policy, as that term is understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein.

20. There are no reasons under public policy as understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein for avoiding the choice of New York Law to govern the Underwriting Agreement, the Indenture and the Securities.

21. In an action on a final, conclusive and subsisting judgment IN PERSONAM of any federal or state court sitting in The City of New York (a "New York Court") that is not impeachable as void or voidable under New York Law, a Canadian Court would give effect to the appointment by the Company of CT Corporation System as its agent to receive service of process in the United States under the Underwriting Agreement and the Indenture and to the provisions in the Indenture and the Underwriting Agreement whereby the Company has submitted to the non-exclusive jurisdiction of a New York Court.

22. If the Underwriting Agreement, the Indenture or the Securities are sought to be enforced in the Province of Alberta in accordance with the laws applicable thereto as chosen by the parties, namely New York Law, and a Canadian Court recognized the choice of New York Law, a Canadian Court would upon appropriate evidence as to such law being specifically pleaded and proven, apply such law in the enforcement of such documents; provided that a Canadian Court will not apply (a) those New York Laws which it characterizes as being of a revenue, penal or public law nature, or
     (b) those New York Laws, the application of which would be contrary to public policy, as that term is understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein; provided, further, that in matters of procedure, the laws of the Province of Alberta will be applied, and a Canadian Court will retain discretion to decline to hear such action if it is contrary to public policy, as that term is understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein, for a Canadian Court to do so, or if the Canadian Court is not the proper forum to hear such an action or if concurrent proceedings are being brought elsewhere.

23. There are no reasons under public policy as understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein for a Canadian Court to decline to enforce the Underwriting Agreement, the Indenture or the Securities, other than the indemnity and contribution provisions of the Underwriting Agreement.

24. The laws of the Province of Alberta permit an action to be brought before a Canadian Court on a final and conclusive judgment IN PERSONAM of a New York Court respecting the enforcement of the Underwriting Agreement, the Securities or the Indenture that is not impeachable as void or voidable or otherwise ineffective under New York Law and for a sum certain if:

     (a) the New York Court rendering such judgment had jurisdiction over the Company, as recognized by a Canadian Court (and submission by the Company to the jurisdiction of the New York Courts pursuant to the Indenture and the Underwriting Agreement will be sufficient for this purpose);

     (b) such judgment was not obtained by fraud or in a manner contrary to natural justice or other rule of law, whether equitable, legal or statutory, and the enforcement thereof would not be inconsistent with public policy as such term is understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein or contrary to any order made by the Attorney General of Canada under the FOREIGN EXTRATERRITORIAL MEASURES ACT (Canada) or by the Competition Tribunal under the COMPETITION ACT (Canada);

     (c) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws;

     (d) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by a Canadian Court;

     (e) performance of the Underwriting Agreement, the Indenture or the Securities are not illegal under the laws of the place of performance;

     (f) the action to enforce such judgment is commenced within the applicable limitation period prescribed under the laws of the Province of Alberta; and

     (g) in the case of a judgment obtained by default there has been no manifest error in the granting of such judgment,

     except that a Canadian Court may only give judgment in Canadian dollars.

25. There are no reasons under public policy as understood under the laws of the Province of Alberta or the federal laws of Canada applicable therein for a Canada Court to avoid the enforcement of a judgment of a New York Court respecting the enforcement of the Underwriting Agreement, the Indenture or the Securities, other than a judgment respecting the indemnity and contribution provisions of the Underwriting Agreement.

26. No stamp duty, registration or documentary taxes, duties or similar charges are payable under the laws of the Province of Alberta or the federal laws of Canada applicable therein in connection with the creation, issuance and delivery to the Underwriters of the Securities or the authorization, execution and delivery of the Indenture and the Underwriting Agreement and the Indenture.